Exhibit 10.5

Execution Version

QDRO ACQUISITION CORP.

1140 Avenue of the Americas
9th Floor, #5061

New York, NY 10036

March 26, 2026

QDRO Sponsor LLC

1140 Avenue of the Americas

9th Floor, #5061

New York, NY 10036

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement on Form S-1 (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of QDRO Acquisition Corp., a Cayman Islands exempted company (the “Company”), and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case, as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), QDRO Sponsor LLC, a Delaware limited liability company (the “Sponsor”), shall take steps directly or indirectly to make available to the Company, at 1140 Avenue of the Americas, 9th Floor, #5061 New York, NY 10036 (or any successor location), office space and secretarial and administrative services as may be required by the Company from time to time. In exchange therefor, the Company shall pay the Sponsor a sum of up to $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account that may be established upon the consummation of the IPO (the “Trust Account”) and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement or any of their respective rights, interests or obligations hereunder without the consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Sincerely,

QDRO ACQUISITION CORP.

By:	/s/ Michael Fox-Rabinovitz
Name: Michael Fox-Rabinovitz
Title: Chief Executive Officer

AGREED AND ACCEPTED BY:

QDRO SPONSOR LLC

By:	/s/ Michael Fox-Rabinovitz
Name: Michael Fox-Rabinovitz
Title: President

[Signature Page to Administrative Support Agreement- QDRO Acquisition Corp.]